  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

FREDERICK, MD, August 16, 2021 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ:TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced its financial results for the second quarter and first six months of 2021.

TOMI Chief Executive Officer, Dr. Halden Shane stated, “As we move through 2021, we continue to face sharp comparisons in the context of last year’s results which were driven by extraordinary demand for our products as customers, both existing and new, sought disinfection and decontamination solutions during the height of the COVID-19 pandemic. As COVID-19 concerns have eased, our sales volumes have slowed, particulalry in our Hospital-HealthCare, TOMI Service Network, and Commercial divisions, and that slowdown resulted in second quarter revenue performance that was in line with pre-virus levels. However, as the economy continues to open back up, we have seen positive indicators among our current and prospective customers which we expect will drive increased demand in the second half of 2021.”

“Specifically, we are seeing renewed interest and activity around our environment and permanent customer engineed systems (CES) in the Life Science market. On the product development front, earlier this month we announced the launch of SteraPak, a backpack system that represents the most mobile SteraMist unit available, designed to create easy manueverability in the smallest spaces. Providing superior disinfection technology at a lower price point than our competitors, we believe SteraPak will open up new sales channels for our products and ultimately get our technology in the hands of more businesses and consumers. Additionally we have made solid progress with our SteraMist Select Plus and SteraMist Transport CES units and believe we are nearing a release date for these products.

“As we move through the balance of 2021, we view this as a rebuilding period. The unprecedented Covid-related demand we experienced in 2020 raised our profile in the marketplace and allowed us to significantly broaden our customer base. We remain focused on meeting the needs of our existing customers and further expanding our customer relationships by continuing to provide our state-of-the-art disinfection technology and solutions, while attracting new audiences with our innovative new products. Our second quarter results did not meet our expectations, but, with our visibility today, we are optimistic that TOMI will deliver a strong second half of the year. While we cannot predict with certainty the course of the pandemic and how it will affect our industry, we believe that a permanent shift in the disinfection practice of commercial and business operations will continue to generate healthy demand for our products.

“Accordingly, despite the decline of revenue during the second quarter, we expect to see significant revenue growth in the second half of the year over the first half.  Based on momentum we are seeing thus far this quarter across our product platform as well as the Q3 launch of our new SteraPak, we are targeting strong sequential growth in Q3 over Q2 and double-digit revenue in Q4. As stated before our mission is and will always be to make the world a safer place.”

Financial Results for the Three Months Ended June 30, 2021 compared to June 30, 2020

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Total net revenue was $1.5 million compared to $10.0 million.
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Gross margin was 64.3% compared to 55.5%. The increase in gross margin is attributable to product mix.
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Operating loss was ($1.2 million) compared to operating income of $3.7 million.
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Net loss was ($0.8 million) or ($0.05) per basic and diluted share, compared to net income of $3.7 million or $0.22 per basic share.
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EBITDA was a loss of ($0.7 million) compared to EBITDA of $3.8 million. A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.
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Adjusted EBITDA was a loss of ($0.7 million) compared to Adjusted EBITDA of $3.9 million. A table reconciling Adjusted EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.

Balance sheet highlights as of June 30, 2021

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Cash and cash equivalents were approximately $2.5 million compared to $5.2 million at December 31, 2020, a decrease of $2.7 million.
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Working capital was $8.8 million compared to $11.5 million at December 31, 2020.
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Shareholders’ equity was $11.1 million compared to $13.2 million at December 31, 2020, a decrease of $2.1 million.

Recent Business Highlights:

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Received an order which secured a project to install an iHP Custom Engineered System (CES) for a major pharmaceutical Company in Western Europe.
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Launched the SteraPak portable SteraMist System. The Company is currently taking deposits from customers for the product and expects to begin filling backlog orders in the third quarter 2021. SteraPak is sold through all divisions including Hospital-Healthcare, Life Sciences, TOMI Service Network (TSN), Food Safety, and Commercial.
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Continued product development with the introduction of the SteraMist Select Plus and the SteraMist Transport CES (Custom Engineered System).
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Named to the Russell Microcap Index in June 2021
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The Company’s partnership with AV8R Solutions, a SteraMist service provider and manufacturing representative with focus on aviation industry, demonstrated continued traction with AV8R’s announced intention to partner with insurance companies to expand into the restoration and remediation industry.

Recent Progress with Scientific Studies and Industry Testing:

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Finished gathering successful and critical data from our Shield Study, a multi-year study comparing SteraMist with manual cleaning. The Study was conducted by multiple well-established hospitals and initial findings have been positive regarding ease of use, overall efficacy, and quick turnaround time of patient rooms. TOMI looks forward to announcing the full results as they are available to make public.
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TOMI continues to work with its German aircraft partner and Boeing in a third-party test required for the aviation industry. TOMI incurs no cost for this work as both testing partners are clients.
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Engaged HYGCEN Germany GmbH to perform a quantitative test of germ carriers for airborne room disinfection and testing of the effectiveness of a method for disinfecting room air to meet the new EU norm (standard) EN 17272. Certification that Binary Ionization Technology meets the new standard will continue to position iHP as the premier decontamination/disinfection technology available on the market today.

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The Company continues to work with the Virginia State University Agricultural Research Station and its partner, Arkema on a food safety pilot study based on novel, nonthermal, and environmentally friendly technology to control foodborne pathogens on industrial hemp seed as representative model foods. TOMI anticipates the pilot will be completed by the third quarter of 2021.
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 Partnered with the Department of Chemistry and Biochemistry of Texas Tech University to conduct a wide range of studies on spray pattern, deposition, and hydrogen peroxide content in order to compare our 1% label to other similar products on the market.
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TOMI is working with University of Virginia on two separate studies. The first, which explores SteraMist’s efficacy against SARS-CoV-2, reported successful results and is currently awaiting the final published paper. The second, using the handheld SteraMist Surface Unit and testing spray and contact time variables against Adenovirus is currently awaiting results. TOMI anticipates the testing will be completed by the third quarter of 2021.
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TOMI's long term relationship with USDA Agricultural Research Service continues to progress. Earlier this year, "Hydrogen peroxide residue on tomato, apple, cantaloupe, and Romaine lettuce after treatments with cold plasma-activated hydrogen peroxide” was accepted for publication in the Journal of Food Microbiology. TOMI has also begun discussions with another ARS facility to evaluate the benefits of iHP on blueberries to prevent rot and reduce post-harvest losses.

Conference Call Information

TOMI will hold a conference call to discuss second quarter 2021 results at 4:30 p.m. ET today, August 16, 2021.

To participate in the call by phone, dial (888) 506-0062 and entry code 952095 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011and entry code 952095. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website at:
http://investor.tomimist.com/TOMZ/webcasts_and_events/2145

A replay of the teleconference will be available until August 23, 2021 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 42439. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of  ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.
TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to anticipated financial performance and operating results; upcoming launch of new products; expected growth in sales and market demand; timing and process relating to research studies and testing; impact of COVID-19 pandemic on our business operation; and our ability to execute sale strategies. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:	June 30, 2021 (Unaudited)	December 31, 2020
Cash and Cash Equivalents	$2,488,413	$5,198,842
Accounts Receivable - net	2,980,292	3,716,701
Other Receivables	-	198,951
Inventories	5,175,979	3,781,515
Vendor Deposits	24,224	388,712
Prepaid Expenses	388,271	421,305
Total Current Assets	11,057,179	13,706,027

Property and Equipment – net	1,280,092	1,298,103

Other Assets:
Intangible Assets – net	831,768	722,916
Operating Lease - Right of Use Asset	608,111	631,527
Capitalized Software Development Costs - net	31,426	52,377
Other Assets	472,173	358,935
Total Other Assets	1,943,478	1,765,755
Total Assets	$14,280,749	$16,769,885

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,534,172	$1,501,469
Accrued Expenses and Other Current Liabilities	568,502	501,849
Customer Deposits	41,827	118,880
Current Portion of Long-Term Operating Lease	86,391	81,223
Total Current Liabilities	2,230,892	2,203,421

Long-Term Liabilities:
Loan Payable	-	410,700
Long-Term Operating Lease, Net of Current Portion	908,677	953,190
Total Long-Term Liabilities	908,677	1,363,890
Total Liabilities	3,139,569	3,567,311

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at June 30, 2021 and December 31, 2020	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at June 30, 2021 and December 31, 2020	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
16,811,513 and 16,761,513 shares issued and outstanding
at June 30, 2021 and December 31, 2020, respectively.	168,115	167,615
Additional Paid-In Capital	52,369,899	52,142,399
Accumulated Deficit	(41,397,471)	(39,108,078)
Total Shareholders’ Equity	11,141,180	13,202,574
Total Liabilities and Shareholders’ Equity	$14,280,749	$16,769,885

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2021	2020 (1)	2021	2020 (1)

Sales, net	$1,465,525	$10,028,497	$3,538,980	$17,081,915
Cost of Sales	523,563	4,463,602	1,361,860	7,029,012
Gross Profit	941,962	5,564,895	2,177,120	10,052,903

Operating Expenses:
Professional Fees	106,781	54,831	280,274	190,956
Depreciation and Amortization	72,413	172,298	155,861	344,207
Selling Expenses	335,444	388,827	809,833	767,472
Research and Development	205,751	141,123	401,371	200,581
Equity Compensation Expense	-	114,293	-	297,065
Consulting Fees	95,609	69,705	201,783	151,250
General and Administrative	1,319,194	967,158	3,031,560	1,785,303
Total Operating Expenses	2,135,192	1,908,235	4,880,682	3,736,834
Income (loss) from Operations	(1,193,230)	3,656,660	(2,703,562)	6,316,069

Other Income (Expense):
Gain Upon Debt Extinguishment	414,583	-	414,583	-
Interest Income	192	1,043	619	1,585
Interest Expense	-	(787)	(1,034)	(41,476)
Total Other Income (Expense)	414,776	256	414,169	(39,891)

Income (loss) before income taxes	(778,454)	3,656,916	(2,289,394)	6,276,178
Provision for Income Taxes	-	-	-	-
Net Income (loss)	$(778,454)	$3,656,916	$(2,289,394)	$6,276,178

Net income (loss) Per Common Share
Basic	$(0.05)	$0.22	$(0.14)	$0.39
Diluted	$(0.05)	$0.20	$(0.14)	$0.35

Basic Weighted Average Common Shares Outstanding	16,811,513	16,692,675	16,784,737	16,271,514
Diluted Weighted Average Common Shares Outstanding	16,811,513	18,569,760	16,784,737	18,148,598

(1)
Share amounts with respect to the common stock and Convertible Series A Preferred Stock have been retroactively restated to reflect the reverse split thereof, which was effected as of the close of business on September 10, 2020.

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(778,454)	$3,656,916	$(2,289,394)	$6,276,178

Interest Income	(192)	(1,043)	(619)	(1,585)
Interest Expense	-	787	1,034	41,476
Depreciation and Amortization	72,413	172,298	155,861	344,207
Other	-	-	-	-
EBITDA	$(706,234)	$3,828,958	$(2,133,118)	$6,660,276

Equity Compensation Expense	-	114,293	-	297,065
Other	-	-	-	-
Adjusted EBITDA	$(706,234)	$3,943,251	$(2,133,118))	$6,957,341

Net revenue	$1,465,525	$10,028,497	$3,538,980	$17, 081,915
Adjusted EBITDA Margin	(48%)	39%	(60%)	41%

INVESTOR RELATIONS CONTACT:
John Nesbett/Jennifer Belodeau
IMS Investor Relations
jnesbett@imsinvestorrelations.com